UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Post Office Box 864 Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 987-5130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 28, 2022, Stryve Foods, Inc. (the “Company”) entered into a Revenue Loan and Security Agreement (the “Loan Agreement”) with Decathlon Alpha V, L.P. (the “Lender”). On September 23, 2025, the Company received a notice of default from the Lender that an event of default by the Company had occurred due to the Company’s failure to pay the monthly payment on August 15, 2025 (the “Event of Default”). As a result of the Event of Default, the Lender has the right to accelerate the outstanding balance of the loan under the Loan Agreement, which as of September 4, 2025, was $7,465,695, including all accrued and unpaid interest and any other amounts owed to the Lender including, without limitation, fees, expenses and penalties. The Lender also has the right to take possession and control of the collateral securing the Loan Agreement, including but not limited to, the right to sell or purchase the collateral. The Company has not received from the Lender a waiver nor a notice of repayment with respect to the outstanding balance of the loan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2025

STRYVE FOODS, INC.

By:	/s/ Carolyn Short
Name:	Carolyn Short